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                                   160 Federal Street     Telephone 617 439-4390
                                   Boston, MA 02110                   EXHIBIT 16


PRICE WATERHOUSE LLP                                                    [LOGO]



March 23, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Ladies and Gentlemen:



                         Molten Metal Technology, Inc.
                         -----------------------------

We have read Item 4 of Molten Metal Technology, Inc.'s Form 8-K dated March 23, 1998 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,


/s/ Price Waterhouse LLP